UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2012

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K (the “Original Filing”) of Hyatt Hotels Corporation (the “Company”) filed with the Securities and Exchange Commission on March 20, 2012.

The Original Filing disclosed certain matters relating to the grant of shares of the Company’s Class A common stock, par value $0.01 per share, to the Company’s executive officers (the “Restricted Stock”), effective as of March 16, 2012, which shares are subject to certain restrictions and vest based upon satisfaction of performance targets set forth in a Restricted Stock Award Agreement consistent with the form filed as Exhibit 10.1 to the Original Filing (the “Restricted Stock Award Agreement”). The Company is filing this Amendment because the threshold, target and maximum Performance Goal numbers set forth in the Restricted Stock Award Agreement were incorrect. As a result, the Company is filing the corrected Restricted Stock Award Agreement as Exhibit 10.1 hereto, which is incorporated by reference herein, but is omitting the actual performance goals in such agreement as the information is not required to be disclosed. Except as described herein, this Amendment does not modify or update any other information contained in the Original Filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

10.1	Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: April 13, 2012	By:	/s/ Harmit J. Singh
Harmit J. Singh
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Restricted Stock Award Agreement